UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2025

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James Nygaard as Executive Vice President, Chief Financial Officer
On March 2, 2025, the Board of Directors (the “Board”) of Core Scientific, Inc. (the “Company”) approved the appointment of James P. Nygaard, Jr., age 50, as the Company’s Executive Vice President, Chief Financial Officer, effective March 17, 2025. Mr. Nygaard has been a Managing Director of XMS Capital Partners, LLC (“XMS Capital”), a global financial services firm, since 2008, with responsibility for leading the firm’s M&A execution activities, strategic financings, and chairing the firm’s Fairness Committee. Mr. Nygaard served as Chief Financial Officer of Power & Digital Infrastructure Acquisition Corp. (“XPDI”), the predecessor of the Company pursuant to merger, from January 2021 to January 2022 when the Company merged with and into XPDI and the combined company changed its name to Core Scientific, Inc. Prior to XMS Capital, from 1995 to 2007, Mr. Nygaard held various roles involving corporate finance and M&A in the Investment Banking Division of Morgan Stanley & Co. LLC. With 30 years of investment banking and corporate finance experience, Mr. Nygaard has completed many strategic transactions and financings, for a diverse range of clients across a variety of industry sectors. Mr. Nygaard graduated summa cum laude from the University of Illinois at Urbana-Champaign with a Bachelor of Arts in Economics, where he was valedictorian of his department and received Bronze Tablet Honors, the university’s highest academic distinction.

The selection of Mr. Nygaard to serve as the Company’s Executive Vice President, Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Nygaard and any director or executive officer of the Company, and Mr. Nygaard has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to an employment agreement entered into with Mr. Nygaard (the “Employment Agreement”), Mr. Nygaard will be entitled to: (i) a base salary of $600,000; (ii) participate in the Company’s annual incentive plan for each year beginning with calendar year 2025, with a 2025 annual incentive target equal to 100% of his base salary, subject to the achievement of certain performance criteria; (iii) participate under the Core Scientific, Inc. 2024 Stock Incentive Plan or such other equity plan available to executives generally (the “Equity Plan”); (iv) participate in employee benefit plans and receive such other fringe benefits as the Company generally makes available to its executives; and (v) reimbursement of certain reasonable and necessary business expenses as determined by the Company and in accordance with its business expense reimbursement policies. The Company will also use commercially reasonable efforts to enter into an indemnification agreement with Mr. Nygaard based on terms substantially consistent with the indemnification agreements applicable to directors and other senior executives of the Company.

In the event Mr. Nygaard’s employment is terminated as a result of a termination of employment by the Company without Cause or a resignation for Good Reason, and outside of the Protection Period (each as defined in the Employment Agreement), he will be entitled to (i) a lump sum payment of his annual base salary following the termination date; (ii) payment of any unpaid annual bonus for the completed fiscal year that ended prior to the termination date; (iii) continued eligibility to earn a pro-rata portion of the annual bonus for the fiscal year in which the termination date occurred; (iv) continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to 12 months following termination; and (v) accelerated vesting of the unvested 2025 Equity Grant (as defined and provided in the Employment Agreement). If Mr. Nygaard’s termination of employment by the Company without Cause or a resignation for Good Reason takes place during the Protection Period, he will be entitled to (i) a lump-sum payment equal to one times the sum of his base salary and target annual bonus amount in effect as of the termination date, (ii) payment of any unpaid annual bonus for a completed fiscal year that ended prior to the termination date; (iii) continued eligibility to earn a pro-rata portion of the annual bonus for the fiscal year in which the termination date occurred; (iv) continuation coverage pursuant to COBRA for a certain period of time following termination; and (v) accelerated vesting of the unvested portion of his 2025 Equity Grant.

In connection with the effectiveness of the Employment Agreement, Mr. Nygaard will also receive a 2025 equity grant from the Company, consisting of 819,672 time-based restricted stock units under the Equity Plan (the “2025 Equity Grant”), which will vest in three equal amounts, with one-third vesting on March 3, 2026 and one-third vesting on each of the next two anniversaries of such initial vesting date, subject, in general, to Mr. Nygaard remaining in the Company’s employ through the applicable vesting date.

The foregoing summary description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement and the award agreement relating to the 2025 Equity Grant.

Departure of Denise Sterling as Executive Vice President, Chief Financial Officer
On September 6, 2024, the Company announced that Denise Sterling, Executive Vice President and Chief Financial Officer of the Company, had informed the Company of her intention to resign from the Company pending the appointment of a successor. In connection with the appointment of Mr. Nygaard as the Company’s Executive Vice President, Chief Financial Officer, the departure of Ms. Sterling is now effective May 1, 2025.

Item 7.01.      Regulation FD Disclosure.
A copy of the press release announcing the appointment of Mr. Nygaard as the Company’s Executive Vice President, Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated into Item 7.01 of this Current Report on Form 8-K by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statement and Exhibits
(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: March 3, 2025

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer